EXHIBIT 10.24.9

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (“this Agreement”) is made as of February 12, 2003 between ArQule, Inc., a Delaware corporation (the “Borrower”) and Fleet National Bank (the “Bank”).  The Bank is the successor by merger to the entity formerly known as “Fleet National Bank” (“Old FNB”).  For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

1.                                       Reference is made to:  (i) that certain letter agreement dated March 18, 1999 (the “Original Letter Agreement”) between the Borrower and Old FNB, the Bank having succeeded to the rights and obligations of Old FNB thereunder; (ii) that certain Loan Modification Agreement dated as of March 2, 2001 (the “First Modification”) between the Bank and the Borrower and that certain Second Loan Modification Agreement dated as of September 27, 2002 (the “Second Modification”) between the Bank and the Borrower (the Original Letter Agreement, as amended by the First Modification and the Second Modification, being hereinafter referred to as the “Letter Agreement”); (iii) that certain $15,000,000 face principal amount promissory note dated March 18, 1999, as amended by Allonge to Note dated as of March 2, 2001 (as so amended, the “Facility One Term Note”) originally made by the Borrower and payable to the order of Old FNB, the Bank having succeeded to the interests of Old FNB thereunder; (iv) that certain $16,000,000 original principal amount promissory note dated as of March 2, 2001 (the “Facility Two Term Note”) made by the Borrower and payable to the order of the Bank; (v) that certain $2,500,000 face principal amount promissory note dated September 27, 2002 (the “Facility Three Term Note”) made by the Borrower and payable to the order of the Bank; (vi) that certain Mortgage and Security Agreement and Assignment of Leases and Rents dated as of March 2, 2001 given by the Borrower, as mortgagor, to the Bank, as mortgagee, as amended by Amendment to Mortgage dated as of September 27, 2002 (as so amended, the “Mortgage”); (vii) that certain Environmental Compliance and Indemnity Agreement dated as of March 2, 2001 (the “Environmental Agreement”) given by the Borrower to the Bank; and (viii) that certain Security Agreement (All Assets Except Intellectual Property) dated as of September 27, 2002 (the “Security Agreement”) from the Borrower to the Bank.  The Letter Agreement, the Facility One Term Note, the Facility Two Term Note, the Facility Three Term Note, the Mortgage, the Environmental Agreement and the Security Agreement are hereinafter collectively referred to as the “Financing Documents”.

2.                                       The Letter Agreement is hereby amended, effective as of December 31, 2002, by deleting the penultimate sentence of Section 3.9 of the Letter Agreement (as most recently amended by the Second Modification) and by substituting in its stead the following:

“As used herein, ‘Cash Burn’ for any period is the sum of (1) consolidated EBITDA of the Borrower and Subsidiaries for such period (negative EBITDA being expressed as a positive number for this purpose and positive EBITDA being expressed as a negative number for this purpose), plus (2) all taxes actually paid by the Borrower during such period, plus

(3) all Capital Expenditures (except to the extent financed with a Term Loan or with other purchase money financing permitted under §4.1) incurred by the Borrower and/or any of its Subsidiaries during such period, plus (4) all payments on account of Debt Service paid or accrued by the Borrower and/or any of its Subsidiaries during such period, but minus (5) all non-cash charges relating to goodwill and/or intangible asset impairment which were deducted by the Borrower on its consolidated books for the purposes of determining consolidated EBITDA for the relevant period.”

3.                                       Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a “letter agreement” or to the “Letter Agreement”, from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

4.                                       In order to induce the Bank to enter into this Agreement, the Borrower agrees to pay to the Bank, at the date hereof, an amendment fee of $3,500.  Said fee is in addition to, and shall not be reduced by or applied against, any interest, fees, charges or other amounts paid or payable with respect to the Letter Agreement and/or with respect to any note issued thereunder.

5.                                       In order to induce the Bank to enter into this Agreement, the Borrower also agrees to pay, promptly upon receipt of an invoice therefor, all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Bank with respect to this Agreement and/or the transactions contemplated hereby.

6.                                       In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

a.                                       The execution, delivery and performance of this Agreement have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

b.                                      The Borrower has duly executed and delivered this Agreement.

c.                                       This Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

d.                                      The statements, representations and warranties of the Borrower made in the Letter Agreement and/or in the Security Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

e.                                       The covenants and agreements of the Borrower contained in the Letter Agreement (as amended hereby) and/or in the Security Agreement have been complied with on and as of the date hereof.

f.                                         Giving effect to the amendment set forth above, no event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

g.                                      No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the financial statements of the Borrower heretofore most recently furnished to the Bank.

7.                                       Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.  All of the Borrower’s obligations, indebtedness and liabilities to the Bank as evidenced by or otherwise arising under the Financing Documents, except as otherwise expressly modified in this Agreement, are, by the Borrower’s execution of this Agreement, ratified and confirmed in all respects by the Borrower.  In addition, by the Borrower’s execution of this Agreement, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations, indebtedness and liabilities.  The Borrower acknowledges that the security interests and liens created by the Security Agreement and/or the Mortgage run in favor of the Bank and constitute valid liens on the Collateral (as defined in the Security Agreement) and the Mortgaged Premises (as defined in the Mortgage) and the Borrower agrees that the Borrower shall take no action to impair or invalidate said security interests and liens.  The Borrower acknowledges that the obligations secured by such security interests and liens include, without limitation, the Facility One Term Note, the Facility Two Term Note, the Facility Three Term Note and the Letter Agreement (as amended by this Agreement).

8.                                       Nothing contained herein nor in any documents delivered herewith will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents.  Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

Executed, as an instrument under seal, as of the day and year first above written.

ARQULE, INC.

	By:	/s/ David C. Hastings
		Name:	David C. Hastings
		Title:	Chief Financial Officer

Accepted and agreed:
FLEET NATIONAL BANK

By:
Name:
Title:

SUPPLEMENTAL DISCLOSURE SCHEDULE

[To be provided by Borrower, if needed.]